EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, each of the undersigned parties hereby agrees to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the Ordinary Shares, par value $0.01 per share, and American Depositary Shares, each representing 2 Ordinary Shares, of Shanda Interactive Entertainment Limited.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe such information is inaccurate.  It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

Dated:

October 24, 2011

TIANQIAO CHEN

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen

SHANDA MEDIA LIMITED

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen
	Title:	Director

FIRST STEP INVESTMENTS LIMITED

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen
	Title:	Director

PREMIUM LEAD COMPANY LIMITED

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen
	Title:	Director

[JSA Signature Page]

QIANQIAN CHRISSY LUO

By:	/s/ Qianqian Chrissy Luo
	Name:	Qianqian Chrissy Luo

SILVER ROSE INVESTMENT LIMITED

By:	/s/ Qianqian Chrissy Luo
Qianqian Chrissy Luo
Director

CRYSTAL DAY HOLDINGS LIMITED

By:	/s/ Qianqian Chrissy Luo
Qianqian Chrissy Luo
Authorized Signatory

FORTUNE CAPITAL HOLDINGS ENTERPRISES LIMITED

By:	/s/ Qianqian Chrissy Luo
	Name:	Qianqian Chrissy Luo
	Title:	Director

DANIAN CHEN

By:	/s/ Danian Chen
	Name:	Danian Chen

SHANDA INVESTMENT INTERNATIONAL LTD.

By:	/s/ Danian Chen
Danian Chen
Director

[JSA Signature Page]